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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SUPERGEN, INC. (Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2004

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 6, 2004 at 2:00 p.m., local time, at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568, for the following purposes:

  1.
  To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

  3.
  To approve an amendment to the Company's 1998 Employee Stock Purchase Plan increasing the number of shares of common stock authorized for issuance by 200,000 shares for a total of 500,000 shares reserved under the Plan.

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only holders of record of the Company's common stock at the close of business on March 25, 2004, the record date, are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

/s/ JAMES S.J. MANUSO, Ph.D. President, Chief Executive Officer and Director

Dublin, California
April 1, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

SUPERGEN, INC.

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SuperGen, Inc. ("we," "SuperGen," or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 6, 2004 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568. The telephone number at that location is (925) 560-0100.

        The proxy solicitation materials, which include the Proxy Statement, Proxy Card, and the Company's 2003 Annual Report to Stockholders, were first mailed to all stockholders entitled to vote at the Annual Meeting on or about April 7, 2004.

Record Date

        Stockholders of record at the close of business on March 25, 2004 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 43,430,550 shares of the Company's common stock were issued and outstanding. No shares of preferred stock were outstanding.

Revocability of Proxies

        Any proxy given under this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Voting Procedures

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on by the stockholders. Stockholders do not have the right to cumulate votes. Votes cast in person or by proxy will be tabulated by Mellon Investor Services LLC, the Company's transfer agent.

        Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted as follows:

  (i)
  "FOR" the election of each of the Company's nominees as a director.

  (ii)
  "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

  (iii)
  "FOR" approval of an amendment to the Company's 1998 Employee Stock Option Plan increasing the number of shares of common stock authorized for issuance by 200,000 to 500,000 shares.

Quorum; Abstentions; Broker Non-Votes

        A majority of the outstanding shares of common stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Costs of Solicitation of Proxies

        We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter, e-mail or facsimile.

Deadline for Receipt of Stockholder Proposals

        Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting or nominate persons for election to our Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2005 Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than 120 days prior to the first anniversary of the date on which notice of our 2004 Annual Meeting was mailed to stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2005 Proxy Statement.

        Alternatively, under our Bylaws, a nomination or a proposal for the 2005 Annual Meeting that the stockholder does not seek to include in our 2005 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not less than 60 days prior to the first anniversary of the date on which notice of our 2004 Annual Meeting was mailed to stockholders. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The Securities and Exchange Commission ("SEC") rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2005 Annual Meeting is February 22, 2005 (45 calendar days prior to the first anniversary of the date on which notice of our 2004 Annual Meeting was mailed to stockholders). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's annual meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

        We have determined that all of our directors, other than Dr. James Manuso and Dr. Joseph Rubinfeld, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

        The Governance and Nominating Committee of our Board will consider both recommendations and nominations for candidates to our Board from stockholders. A stockholder who desires to recommend a candidate for election to our Board shall direct the recommendation in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person's ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

        If, instead, a stockholder desires to nominate a person directly for election to our Board, the stockholder must follow the rules set forth by the SEC (see "Deadline for Receipt of Stockholder Proposals" above) and meet the deadlines and other requirements set forth in Section 3.17 of our Bylaws, including: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to the be nominated; (b) a representation that the stockholder is a holder of record of our stock or entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder, each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Identifying and Evaluating Nominees for Director

        The Governance and Nominating Committee will use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board select, as director nominees:

  •
  The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board or, if the Committee determines, a search firm. Such review may, in the Committee's discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

  •
  The Committee will evaluate the performance and qualifications of individual members of our Board eligible for re-election at the annual meeting of stockholders.

  •
  The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who (i) are predominately independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  After such review and consideration, the Committee selects, or recommends that our Board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board.

Stockholder Communication with our Board of Directors

        Any stockholder may contact any of our directors by writing to them by mail or express mail c/o SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

        Any stockholder communications directed to our Board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

        The Corporate Secretary will forward all such original stockholder communications to our Board for review.

Code of Ethics for Principal Executive and Senior Financial Officials

        We have adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to our principal executive officer, principal financial officer, controller and any persons performing similar functions, which is filed as Appendix C to this Proxy Statement.

Attendance by Board Members at the Annual Meeting of Stockholders

        It is the policy of our Board to encourage board members to attend the annual meeting of stockholders. Two members of our Board attended our annual meeting of stockholders in person on May 22, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        Our Board is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

Vote Required

        The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

Information Regarding Nominees

Name	Age	Principal Occupation
James S.J. Manuso	55	President, Chief Executive Officer and Director of the Company
Charles J. Casamento(1)(3)	58	President and Chief Executive Officer, Questcor Pharmaceuticals, Inc.
Thomas V. Girardi(1)(2)(3)	64	Senior Partner, Girardi & Keese
Walter J. Lack(1)(2)(3)	56	Managing Partner, Engstrom, Lipscomb & Lack
Joseph Rubinfeld	71	Chief Scientist, Chairman Emeritus and Director of the Company
Michael D. Young(3)	64	Chairman and Chief Scientific Officer, Strategic Healthcare Development LLC

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance and Nominating Committee

        James S.J. Manuso, Ph.D., has served as our president and chief executive officer since January 1, 2004, as our chief executive officer-elect since September 2003, and as a director since February 2001. Dr. Manuso is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc. Immediately prior to this appointment, he was president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies since 1992. Dr. Manuso co-founded and was general partner of PrimeTech Partners, a venture management partnership that developed biotechnology companies, from 1998 to 2002. He serves on the boards of privately-held companies, including Quark Biotech, Inc., Galenica, Symbiontics, Inc., and

KineMed, Inc. Previously, he served on the board of Inflazyme Pharmaceuticals, Inc. Dr. Manuso earned an A.B. with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from the Graduate Faculty of The New School University, where he was a New School Scholar, a Certificate in Health Systems Management from Harvard Business School, and an Executive M.B.A. from Columbia Business School where he was an Equitable Companies Scholar. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care systems general management and biotech company development. He has taught at Columbia, Georgetown, Waseda University (Japan) and elsewhere and he has delivered invited addresses to the American Medical Association, the Biotechnology Industry Association, the Securities Industry Association and many other professional associations.

        Charles J. Casamento has served as a director of the Company since September 2002. Mr. Casamento is chairman of the board, president and chief executive officer of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.'s president, chief executive officer and chairman of the board from June 1993 through November 1999. Prior to joining RiboGene, he was co-founder, president and chief executive officer of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from March 1989 until May 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann La Roche, Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company. Mr. Casamento holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. from Iona College. He is also a licensed pharmacist in the states of New York and New Jersey.

        Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, is a fellow of the International Academy of Trial Lawyers and the Inner Circle of Advocates, and is a member of the American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Spectrum Laboratories, Inc. and Coast Casinos, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School and an L.L.M. from New York University.

        Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack is also a member of the board of directors of HCC Insurance Holdings, Inc., Microvision Inc. and Spectrum Laboratories, Inc.

        Joseph Rubinfeld, Ph.D., co-founded SuperGen in 1991 and is currently a director and chairman emeritus of our board and is serving as chief scientist. He served as our chief executive officer and president from inception until his retirement in December 2003, and as chief scientific officer from inception until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as vice president and chief of operations there until 1983. From 1987 to 1990, he was a senior director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company International Division in a variety of positions, most recently as vice president and director of research and development. While at Bristol-Myers, Dr. Rubinfeld was instrumental in licensing that company's original anti-cancer line of products, including mitomycin and bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough Corporation and Colgate-Palmolive Co. Dr. Rubinfeld is a member of the board of directors of CytRx Corp., and was formerly a member of the board of directors of AVI BioPharma, Inc. He received his B.S. in chemistry from C.C.N.Y. and his M.A. and Ph.D. in chemistry from Columbia University. Dr. Rubinfeld has numerous patents and/or publications on a wide range of inventions and developments including the 10-second developer for Polaroid film, manufacture of cephalosporins, and the first commercial synthetic biodegradable detergent. In 1984, Dr. Rubinfeld received the Common Wealth Award for Invention.

        Michael D. Young, M.D., Ph.D., has served as a director since September 2002. Dr. Young has more than 25 years of experience in the pharmaceutical industry, with significant management experience in the areas of clinical research and development, pre-clinical development and worldwide regulatory affairs. Prior to our joining board of directors, he served as development director, chief scientific officer, for London-based Celltech PLC, a leading European biotechnology company, where he was responsible for all research and strategic product development. During his tenure, Celltech developed five new products. Previously, Dr. Young was corporate director, worldwide regulatory and clinical development, for The Procter & Gamble Company. He has also held senior positions at SmithKline Beckman Corp., French Laboratories, Astra Pharmaceuticals and Delbay Pharmaceuticals (a joint-venture between Bayer and Schering Plough).

Board Meetings and Committees

        During the year ended December 31, 2003, the Board held six meetings. All of the directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served. In addition, certain matters were approved by the Board or a committee of the Board by unanimous written consent.

        The Board currently has three standing committees: the Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Audit Committee, Compensation Committee, and Governance and Nominating Committee each has a written charter that has been approved by our Board. Copies of the Audit Committee and Governance and Nominating Committee charters are filed as Appendix A and Appendix B, respectively, to this Proxy Statement.

        Audit Committee.    The Audit Committee currently is composed of three independent directors, as defined in the applicable listing standards of the Nasdaq National Market: Mr. Casamento, Mr. Girardi, and Mr. Lack. Until September 2003, the Audit Committee was composed of Mr. Casamento, Mr. Girardi, and Dr. Young. The Board has determined that Mr. Casamento is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that have a significant impact on its financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held four meetings during fiscal year 2003. For more information regarding the functions performed by the Audit Committee, please see "Report of the Audit Committee of the Board of Directors," included in this Proxy Statement.

        Compensation Committee.    The Compensation Committee is currently composed of two independent directors, as defined in the applicable listing standards of the Nasdaq National Market: Mr. Girardi and Mr. Lack. Dr. Manuso also served on the Compensation Committee during all of 2003, and resigned from the Committee when he became the Company's president and chief executive officer on January 1, 2004. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee held four meetings during 2003. See "Report of the Compensation Committee of the Board of Directors" included in this Proxy Statement.

        Governance and Nominating Committee.    In September 2003, the Board established a Governance and Nominating Committee, which was composed of Mr. Lack, Dr. Manuso, and Dr. Young. In March 2004, Dr. Manuso resigned from the Committee, and Mr. Casamento and Mr. Girardi were added to the Committee. All four Committee members are independent, as defined in the applicable listing standards of the Nasdaq National Market. The purpose of this Committee is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee's role is to: (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates.

Director Compensation

        All non-employee directors of the Company receive $3,000 in compensation for attendance at each meeting of the Board, and Board committee members each receive $1,500 for each Board committee meeting attended in person. Directors and Board committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

        We have also adopted the 1996 Directors' Stock Option Plan ("Directors' Plan") providing for stock options to be granted to certain non-employee directors. Under the Directors' Plan, each new non-employee director who joins the Company is entitled to receive an option to purchase 50,000 shares of our common stock. All options granted under the Directors' Plan will vest as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director shall continue to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of grant.

        In March 2003, the Board approved an annual grant, commencing in May 2003 and on the anniversary of each Annual Meeting, of a stock option to each then-serving member of the Audit Committee and Compensation Committee, respectively, for their services on each such committee, to purchase 7,500 shares of our common stock under the 2003 Stock Plan. All options granted to Audit Committee or Compensation Committee members shall vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option shall have a term of ten years from the date of grant. The exercise price per share for all options granted shall be 100% of the fair market value of our common stock on the date of grant.

        The following table sets forth option grants to committee members during 2003:

Name	Committee	Date of Grant(1)	Number of Shares Underlying Options Granted	Exercise Price Per Share(2)	Expiration Date
Charles J. Casamento	Audit	05/22/03	7,500	$4.03	05/22/13
Thomas V. Girardi	Audit Compensation	05/22/03 05/22/03	7,500 7,500	4.03 4.03	05/22/13 05/22/13
Walter J. Lack	Compensation Governance	05/22/03 09/04/03	7,500 7,500	4.03 5.69	05/22/13 09/04/13
James S.J. Manuso	Compensation Governance	05/22/03 09/04/03	7,500 7,500	4.03 5.69	05/22/13 09/04/13
Michael D. Young	Audit Governance	05/22/03 09/04/03	7,500 7,500	4.03 5.69	05/22/13 09/04/13

(1)
All of the option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)
The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq National Market.

        Directors are also eligible to receive options under the Company's 1993 Stock Option Plan and 2003 Stock Plan. During 2003, non-employee directors were granted additional stock options under the Company's 1993 Stock Option Plan and 2003 Stock Plan. These grants were separate from those granted under the Directors' Plan noted above. The following table sets forth such grants:

Name	Date of Grant(1)	Number of Shares Underlying Options Granted	Exercise Price Per Share(2)	Expiration Date
Charles J. Casamento	03/28/03 05/22/03	14,000 21,000	$2.46 4.03	03/28/13 05/22/13
Thomas V. Girardi	03/28/03 05/22/03	40,000 60,000	2.46 4.03	03/28/13 05/22/13
Walter J. Lack	03/28/03 05/22/03	40,000 60,000	2.46 4.03	03/28/13 05/22/13
James S.J. Manuso	03/28/03 05/22/03	40,000 60,000	2.46 4.03	03/28/13 05/22/13
Michael D. Young	03/28/03 05/22/03	14,000 21,000	2.46 4.03	03/28/13 05/22/13

(1)
All option shares were 100% exercisable on date of grant.

(2)
The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq National Market.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        With authority granted by our Board, the Audit Committee has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that the stockholders vote for ratification of such appointment.

        Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions.

Principal Auditor Fees and Services

        The following table sets forth fees for services Ernst & Young provided during fiscal years 2003 and 2002:

	2003	2002
Audit fees(1)	$232,500	$156,500
Audit-related fees(2)	29,100	—
Tax fees(3)	92,000	92,000

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)
Represents fees for accounting consultation services.

(3)
Represents fees for preparation of federal and state consolidated tax returns.

        The Audit Committee has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal year 2003, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the outstanding shares of common stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL THREE

AMENDMENT TO 1998 EMPLOYEE STOCK PURCHASE PLAN

General

        The 1998 Employee Stock Purchase Plan (the "ESPP") provides our employees the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP was originally adopted by the Board in March 1998 and approved by our stockholders in May 1998. Unless terminated sooner, the ESPP will terminate automatically in March 2008. In March 2004, the Board voted to increase the number of shares authorized for issuance under the ESPP by 200,000 shares, bringing the total shares currently reserved for issuance under the ESPP to 500,000 shares. This proposal seeks stockholder approval of the increase in shares authorized under the ESPP. As of March 31, 2004, after giving effect to the proposed 200,000 share increase, there were 239,870 shares available for future issuance under the ESPP.

        We believe that the ESPP plays a key role in our ability to recruit, reward and retain executives and key employees. Companies like SuperGen have historically used stock purchase plans as an important part of recruitment and retention packages. We compete directly with other companies for experienced executives and sales personnel and believe that we must be able to offer comparable packages to attract the caliber of individuals necessary to our business. Our growth is partly responsible for the need to increase the number of shares issuable under the ESPP. The total number of employees has increased from 54 employees as of December 31, 1998 to 108 employees as of March 31, 2004.

Vote Required

        The affirmative vote of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote on this proposal will be required to approve the amendment to the ESPP. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted as having been represented.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

        The essential provisions of the ESPP are outlined below.

Summary of the Employee Stock Purchase Plan

        Purpose of the Employee Stock Purchase Plan    The purpose of the ESPP is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions.

        Administration    The ESPP is administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board or its appointed committee, and its decisions are final and binding upon all participants.

        Eligibility    Any person who is employed by us for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. However, no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own capital stock of our Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of our Company or of any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of our company and our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        Offering Periods    The ESPP is implemented by offering periods lasting approximately six months in duration with a new offering period commencing every six months on the first trading day on or after May 15 and November 15 of each year. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 20% of a participant's compensation. Once an employee becomes a participant in the ESPP, common stock will automatically be purchased under the ESPP at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the ESPP or the employee's employment with our company terminates.

        Purchase Price    The purchase price per share at which shares will be sold in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of our common stock on the first day of an offering period or (ii) 85% of the fair market value of a share of our common stock on the last day of that offering period. The fair market value of our common stock on a given date is generally the closing sales price as reported on the Nasdaq Stock Market for such date.

        Payment of Purchase Price; Payroll Deductions    The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of common stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; however, a participant may not purchase more than 1,500 shares during each offering period. During the offering period, a participant may discontinue his or her participation in the ESPP, or may increase or decrease the rate of payroll deductions in an offering period within limits set by the administrator of the ESPP. All payroll deductions made for a participant are credited to the participant's account under the ESPP. Funds received by us pursuant to payroll deductions under the ESPP may be used for general corporate purposes. A participant may not make any additional payments into his or her account.

        Withdrawal    A participant may terminate his or her participation in the ESPP at any time by giving us a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

        Termination of Employment    Termination of a participant's employment for any reason cancels his or her participation in the ESPP immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or in the case of death, to his or her designated beneficiaries or the executors or administrators of his or her estate.

        Adjustment Upon Changes In Capitalization    In the event a change, such as a stock split or stock dividend, is made in our capitalization which results in an increase or decrease in the number of shares of common stock without receipt of consideration, appropriate adjustment will be made in the number of shares reserved for issuance under the ESPP and in the number of shares subject to outstanding options under the ESPP, as well as in the price per share of common stock covered by such options.

        Effect of Dissolution or Liquidation of our Company    In the event of our liquidation or dissolution, the offering period then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board.

        Effect of Acquisition of our Company    In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, outstanding options under the ESPP may be assumed or equivalent options may be substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

        Amendment and Termination    The Board may at any time and for any reason amend or terminate the ESPP, except no such termination will affect options previously granted and no amendment will make any change in a previously granted option which adversely affects the rights of any participant. Stockholder approval for amendments to the ESPP will be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. In any event, the ESPP will terminate in March 2008, unless terminated earlier by the Board.

        Certain Federal Income Tax Information    The following brief summary of the effect of federal income taxation upon the participant and our company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the end of December 31, 2003:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(B) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders	5,326,349	$9.34	2,733,903
Equity compensation plans not approved by security holders	—	—	—

Total	5,326,349	$9.34	2,733,903

(1)
Consists of securities issuable under the 2003 Stock Plan, the 1993 Stock Option Plan, and the 1996 Directors' Option Plan.

(2)
Includes 2,474,033 shares issuable under the 2003 Stock Plan, 220,000 shares issuable under the 1996 Directors' Option Plan, and 39,870 shares issuable under the 1998 Employee Stock Purchase Plan.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of March 25, 2004 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock; (ii) each of the Company's directors; (iii) each of the officers named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned (%)
Joseph Rubinfeld(2) c/o SuperGen, Inc. 4140 Dublin Blvd., Suite 200 Dublin, CA 94568	2,798,546	6.3
Charles J. Casamento(3)	80,000	*
Thomas V. Girardi(4)	429,500	*
Walter J. Lack(5)	308,125	*
James S.J. Manuso(6)	403,095	*
Michael D. Young(7)	85,625	*
Edward L. Jacobs(8)	109,225	*
Audrey F. Jakubowski(9)	82,755	*
Karl L. Mettinger(10)	99,991	*
Craig S. Rosenfeld	15,656	*
All directors and executive officers as a group (11 persons)(11)	4,412,518	9.6

*
Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at May 30, 2003 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At March 25, 2004, there were 43,430,550 shares of our common stock outstanding.

(2)
Represents 1,442,890 shares held jointly by Joseph Rubinfeld and Loretta Kifer, husband and wife, 49,000 shares held by Joseph Rubinfeld and Loretta Kifer as custodians under the California Uniform Transfers to Minors Act, 1,257,156 shares issuable upon exercise of options to purchase shares of common stock exercisable by Joseph Rubinfeld at May 24, 2004, and options to purchase 49,500 shares of common stock exercisable by Loretta Kifer at May 24, 2004.

(3)
Represents 80,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(4)
Includes 196,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(5)
Includes 83,125 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(6)
Includes 60 shares held individually by Susan Manuso, James Manuso's wife, 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act, and

  401,625 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at May 24, 2004.

(7)
Represents 85,625 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(8)
Includes 101,766 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(9)
Represents 82,755 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(10)
Represents 99,991 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at May 24, 2004.

(11)
See footnotes (2) through (10). Includes 2,437,543 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at May 24, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, for the fiscal year ended December 31, 2003, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee was formed in January of 1993. During 2003, the Compensation Committee was composed of Mr. Girardi, Mr. Lack, and Dr. Manuso, all of whom are directors of the Company. Dr. Manuso resigned from the Committee when he became our president and chief executive officer on January 1, 2004. None of these persons was an employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 2003 requiring disclosure under Item 402(j) of Regulation S-K of the Securities Act of 1933, as amended, except that, during 2003, the Company paid Dr. Manuso $166,667 for consulting work performed on behalf of the Company in his role of CEO-elect from September through December 2003. In addition, Dr. Manuso was paid $17,000 as reimbursement for the cost of his housing for the same period.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning total compensation received by the chief executive officer and the other four most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during the last three fiscal years.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Other Annual Compensation ($)(1)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Joseph Rubinfeld, Ph.D. President and Chief Executive Officer	2003 2002 2001	564,718 565,000 530,000	13,390 12,822 8,438	366,500 667,000 466,000	345,000 25,000 —	6,000 92,385 83,662	(2)
Edward L. Jacobs Chief Operating Officer	2003 2002 2001	287,500 300,000 101,708	6,728 7,020 3,977	91,000 89,500 42,300	— 20,000 100,000	6,000 6,000 37,392	(2)
Audrey F. Jakubowski, Ph.D. Senior Vice President, Regulatory Affairs	2003 2002 2001	179,229 122,917 50,000	— — —	— 5,300 1,600	35,000 11,700 24,000	5,377 3,847 1,548	(2)
Karl L. Mettinger, M.D. Senior Vice President, Chief Medical Officer	2003 2002 2001	273,125 285,000 260,000	— — —	— 8,600 22,900	— 33,000 24,500	6,000 6,000 5,100	(2)
Craig S. Rosenfeld, M.D.(3) Senior Vice Presient Chief Scientific Officer	2003 2002 2001	201,250 29,137 —	— — —	20,000 600 —	— 50,000 —	6,000 — —	(2)

(1)
Represents reimbursement for automobile lease or automobile allowance.

(2)
Represents 401(k) contribution.

(3)
Dr. Rosenfeld joined the Company in September 2002. He resigned his position on February 15, 2004.

Option Grants in 2003

        The following table shows, as to the Named Officers, information concerning stock options granted during 2003. We have never granted any stock appreciation rights.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
Individual Grants
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year(1)
Name				Exercise Price Per Share ($)(2)	Expiration Date
						5%	10%
Joseph Rubinfeld, Ph.D.	45,000 300,000	(4) (5)	4.7 31.0	3.40 4.10	01/22/13 06/02/13	96,221 773,540	243,843 1,960,303
Edward L. Jacobs	—		—	—	—	—	—
Audrey F. Jakubowski, Ph.D.	35,000	(6)	3.6	4.55	08/18/13	100,151	253,803
Karl L. Mettinger, M.D.	—		—	—	—	—	—
Craig S. Rosenfeld, M.D.	—		—	—	—	—	—

(1)
Based on a total of options to acquire 967,950 shares granted to employees in 2003.

(2)
Represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq National Market.

(3)
The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 2003, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. The amounts reflected in this table may never be achieved.

(4)
Option granted on January 22, 2003, and vested and became exercisable as to 1/12th of the shares on January 31, 2003 and on the last day of each calendar month thereafter.

(5)
Option granted on June 2, 2003, and vests and becomes exercisable upon achievement of certain milestones, including FDA acceptance of the New Drug Applications for Orathecin and Dacogen and FDA marketing approval of Orathecin and Dacogen.

(6)
Option granted on August 18, 2003, and vested and became exercisable as to 1/12th of the shares at the end of each calendar month thereafter.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

        The following table sets forth, as to the Named Officers, certain information concerning options exercised during 2003 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's common stock as of December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Joseph Rubinfeld, Ph.D.	69,606	450,092	1,266,644	133,750	4,201,576	925,500
Edward L. Jacobs	—	—	88,600	31,400	379,452	172,348
Audrey F. Jakubowski, Ph.D.	—	—	66,564	30,136	199,472	210,789
Karl L. Mettinger, M.D.	—	—	91,826	26,714	156,045	152,102
Craig S. Rosenfeld, M.D	12,500	80,000	1,042	36,458	7,242	253,383

(1)
The value of underlying securities is based on the $11.00 per share closing price of the Company's common stock on December 31, 2003 (the last market trading day in 2003), minus the aggregate exercise price.

Employment Agreements

        We maintain an employment agreement with Dr. James Manuso, SuperGen's current president and chief executive officer, which became effective on January 1, 2004 and provides for an employment term through December 31, 2006. The agreement provides for a base salary of $400,000, adjusted annually at twice the percentage increase in the Consumer Price Index, a guaranteed annual bonus of $100,000, a potential additional performance-based bonus of $250,000 to be paid based on achievement of criteria established by the Compensation Committee, relocation expenses not to exceed $60,000, automobile allowances totaling $23,000, and life insurance coverage of $1 million. The agreement also provides for the grants of the following stock options:

  •
  On the effective date of the agreement and on each anniversary thereafter during the term of the agreement, an option to purchase 250,000 shares of the Company's common stock at $11.27, the fair market value on the date of grant, as determined by the closing price of our common stock on the Nasdaq National Market. Each option will vest as to 1/12th of the shares at the end of each month from the grant date.

  •
  On the effective date of the agreement, an option to purchase 1,000,000 shares of the Company's common stock at $11.27, the fair market value on the date of grant, as determined by the closing price of our common stock on the Nasdaq National Market, with vesting subject to the achievement of various performance milestones.

        During 2003, we maintained an employment agreement with Dr. Joseph Rubinfeld, our former president and chief executive officer. This agreement, which became effective in March 2002, provided for an employment term through December 31, 2003, and provided for his employment as president and chief executive officer at an annual base salary of at least $565,000. The base salary was automatically adjusted on the one-year anniversary of its effective date at twice the percentage increase in the Consumer Price Index, resulting in a new salary of $594,380 as of March 1, 2003. This agreement also provided for a guaranteed bonus of $250,000 for year 2002 and a potential additional performance-based bonus of $250,000 to be paid based on achievement of criteria established by the Compensation Committee. Dr. Rubinfeld was also eligible for additional salary or other incentive compensation as approved by the Compensation Committee.

        We currently maintain an employment agreement with Dr. Rubinfeld, which became effective on January 1, 2004. This agreement provides for employment as the Company's chief scientist for a one year term at a base salary of $595,000, a bonus of $250,000 for services rendered in 2003, and life insurance coverage equal to 150% of his base salary.

CERTAIN TRANSACTIONS

Agreements with AVI BioPharma, Inc.

        Dr. Rubinfeld was a member of the Board of Directors of AVI BioPharma, Inc. ("AVI") until March 2004. Dr. Denis Burger, the chief executive officer of AVI, is a former director of the Company. In December 1999, we entered into an agreement with AVI. Under the terms of the agreement, we acquired one million shares of AVI common stock, which amounted to approximately seven and one half percent (7.5%) of AVI's outstanding common stock, for $2.5 million in cash and 100,000 shares of our common stock at $28.25 per share. We also acquired exclusive negotiating rights for the U.S. market for Avicine, AVI's proprietary cancer vaccine currently in late-stage clinical testing against a variety of solid tumors. Avicine is a non-toxic immunotherapy that neutralizes the effect of a tumor-associated antigen on cancer cells, while stimulating the body's immune system to react against the foreign tumor.

        In July 2000, we finalized an agreement with AVI to obtain the U.S. marketing rights for Avicine. We issued 347,826 shares of our common stock along with $5 million in cash to AVI as payment for our investment, in exchange for 1,684,211 shares of AVI common stock. As part of this agreement, we obtained the right of first discussion to all of AVI's oncology compounds and an option to acquire an additional 10% of AVI's common stock for $35.625 per share. This option is exercisable for a three-year period commencing on the earlier of the date the FDA accepts the NDA submitted for Avicine or the date on which the closing price of AVI's common stock exceeds the option exercise price.

        Avicine will require significant additional expenditures to complete the clinical development necessary to gain marketing approval from the FDA and equivalent foreign regulatory agencies. As part of this agreement, we are obligated to make additional payments to AVI based on successful achievement of developmental, regulatory approval, and commercialization milestones over the next several years that could total $80 million. In 2003 and 2002, we recorded $144,000 and $421,000, respectively, in research and development expenses for Avicine. At December 31, 2003, the sum of the 2003 and 2002 expenses, or $565,000, was still payable and is presented on the balance sheet as Payable to AVI BioPharma, Inc.

        In connection with the issuance of our 4% Senior Exchangeable Convertible Notes in June 2003, we issued to the note holders warrants to purchase the 2,634,211 shares of AVI at an exercise price of $5.00. We have pledged our shares of AVI to secure our obligation under the warrants.

Quark Biotech, Inc. Investment and Property Lease

        In May 1997, we made an equity investment of $500,000 and acquired 125,000 shares of Series C Preferred Stock of Quark Biotech, Inc. ("QBI"), a privately-held development stage biotechnology company, representing less than 1% of the outstanding stock of QBI. In September 1997 we were issued a warrant to purchase 31,250 shares of Series D Preferred Stock of QBI. Dr. Rubinfeld and Dr. Manuso, directors of the Company, are also directors of QBI. Dr. Daniel Zurr, the president and chief executive officer of QBI, is a former director of the Company.

        In January 2002, we leased approximately 2,500 square feet of the laboratory space at the SuperGen Pharmaceutical Research Institute to QBI for $8,550 per month, plus its pro-rata share of specified common expenses, for a one year term. The initial term of the sublease expired on December 31, 2002, but we continued to sublease the space to QBI on a month-to-month basis until August 2003. During 2003, we collected $56,000 in sublease income from QBI.

Stock Option Grants

        In addition to the option grants listed under "Option Grants in 2003," on November 4, 2003, we granted Michael Molkentin, our Chief Financial Officer, a stock option to purchase 100,000 shares of our common stock at $10.03 per share, the fair market value of our common stock on the date of the grant. The option vests as to 1/4th of the shares on November 4, 2004 and as to 1/48th of the shares at the end of each calendar month thereafter, subject to Mr. Molkentin's continuing employment with the Company. The option expires on November 4, 2013.

Management Indebtedness

        In October 2001, the Company loaned $250,000 to Mr. Jacobs. The loan is secured by a continuing security interest in real property owned by Mr. Jacobs. The loan has an annual interest rate of 4% and was due and payable on December 31, 2003 under its original terms. The loan is past due, but is expected to be repaid in 2004.

Employment of Certain Family Members

        The Company has employed a number of individuals who are immediate family members of Dr. Rubinfeld, former president and chief executive officer, and current director and chief scientist of the Company. None of these individuals is an officer or director of the Company. The employees, their relationship to Dr. Rubinfeld, their earnings for the year ended December 31, 2003, are as follows: Joseph Iovino, son-in law, $131,232; Susan Iovino, daughter, $106,100; Loretta Kifer, wife, $137,471; Kevin Rolens, son-in-law, $115,908; Randee Rolens, daughter, $119,638; and Steven Rubinfeld, son, $205,210.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of SuperGen's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. SuperGen's management has primary responsibility for preparing SuperGen's financial statements and financial reporting process. SuperGen's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of SuperGen's fiscal year 2003 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with SuperGen's management.

  2.
  The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with them their independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

        The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Charles Casamento, Chairman
Thomas Girardi
Walter Lack

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee was established in January 1993 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of SuperGen, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that SuperGen's compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products.

Compensation Committee Purposes

        The Committee serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

        Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated company goals.

        Ownership of SuperGen's common stock is a key element of executive compensation. Our officers and other employees are eligible to participate in SuperGen's 2003 Stock Plan and the 1998 Employee Stock Purchase Plan. The Plans permit the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants generally vest over a four-year period and thus require the employee's continuing efforts. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success.

Description of 401(k) Plan

        SuperGen also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. SuperGen may make discretionary contributions, which will be allocated based upon the relative compensation of each participant with at least 1,000 hours of service during the plan year and who are employed on the last day of the plan year. Company contributions vest ratably over five years. For 2003, SuperGen has made a discretionary contribution at the rate of 3% of each eligible participant's salary as defined.

2003 Executive Compensation

        Executive compensation for 2003 included base salary, cash bonuses, incentive stock option grants and other compensation. SuperGen issued cash bonuses in recognition of employees' prior service and contributions towards the achievement of company goals. Compensation was established based on competitive compensation data and each executive's job responsibilities, level of experience, individual performance, and contribution to the business. In making its decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

Chief Executive Officer Compensation for 2003

        Dr. Rubinfeld's base salary was set at $594,380 as of March 2003. Dr. Rubinfeld's base salary for 2003 was established based on the Committee's evaluation of his job responsibilities, his experience, and his contribution to the business. The Committee also evaluated compensation paid to executives of peer companies and exercised its discretion and judgment without applying any specific formula or weight to the various factors. Dr. Rubinfeld was also paid a total of $366,500 in bonus payments for his performance during 2003. The bonuses paid to Dr. Rubinfeld were based on the Committee's evaluation of Dr. Rubinfeld's performance and his significant contribution to SuperGen's achievements during 2003.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

        The Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) limits SuperGen's tax deduction for compensation paid to certain executive officers that does not qualify as "performance-based" to $1 million per executive officer. To qualify as performance-based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals.

Summary

        The Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals, which are intended to build long-term stockholder value.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Walter Lack, Chairman
Thomas Girardi

COMPANY STOCK PRICE PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return with those of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on December 31, 1998 in the Company's common stock and in the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index, including reinvestment of dividends. Note that historic stock price performance should not be considered indicative of future stock price performance.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

INCORPORATION BY REFERENCE

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the sections of this Proxy Statement entitled "Report of the Audit Committee of the Board of Directors," "Report of the Compensation Committee of the Board of Directors" and "Company Stock Price Performance Graph" shall not be deemed "filed" with the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, unless specifically otherwise provided in any such filings.

THE BOARD OF DIRECTORS

Dublin, California
April 1, 2004

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
SUPERGEN, INC.

(As restated and adopted by the Board of Directors on March 19, 2004)

PURPOSE:

        The purpose of the Audit Committee of the Board of Directors of SuperGen, Inc., a Delaware corporation (the "Company") is to:

  •
  Oversee the accounting and financial reporting processes of the Company and external audits of the financial statements of the Company;

  •
  Assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, (iv) the Company's internal accounting and financial controls and improvements made or to be made in such controls; and (v) the Company's internal audit function;

  •
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

  •
  Appoint the independent auditors, determine and approve the auditing fees, and oversee the engagement and work of the independent auditors;

  •
  Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

  •
  Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria promulgated by the SEC now or in the future):

  •
  Each member will be independent, (i) as defined under Nasdaq Rule 4200 and (ii) pursuant to the criteria provided in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, and under any other applicable rule or regulation prescribed by the SEC.

  •
  Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements; and

  •
  At least one member will (i) have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities, in accordance with the Nasdaq Audit Committee requirements.

RESPONSIBILITIES:

        The responsibilities of the Audit Committee shall include:

  •
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  Pre-approving and negotiating the engagement of the external auditors, including the overall scope, extent, procedures and focus of the annual, and if applicable interim, audit. The foregoing shall also include the scope and level of involvement with unaudited quarterly or other interim-period information as well as the compensation to be paid to the external auditors in connection with their engagement. The Committee shall pre-approve and negotiate the engagement of external auditors, including the overall scope, extent, procedures and focus of non-audit services.

  •
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

  •
  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," in connection with filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  •
  Reviewing the unaudited quarterly operating results in the Company's quarterly earnings release;

  •
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;

  •
  Reviewing, approving and monitoring the Company's code of ethics for its senior executive and financial officers, in accord with applicable law;

  •
  Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

  •
  Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters in accordance with SEC rules and regulations;

  •
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  •
  Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

  •
  Reviewing the performance of the independent auditors and ensuring that the independent auditors are accountable directly to the Audit Committee;

  •
  Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditor;

  •
  Overseeing and reviewing the Company's policies regarding information technology and management information systems;

  •
  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

  •
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

  •
  Reviewing and approving in advance any proposed related party transactions;

  •
  Reviewing its own charter, structure, processes and membership requirements;

  •
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

  •
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

        The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report and to otherwise fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

        In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its findings and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION:

        Members of the Audit Committee shall receive certain fees for their service as Committee members. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Changes in such compensation will be determined by the Board of Directors in its sole discretion.

        No Member of the Audit Committee may receive any compensation from the Company other than the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

        The Audit Committee may, to the extent permitted under applicable law, the rules of Nasdaq and the SEC, and the Company's Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Audit Committee the authority:

  •
  to approve audit and permissible non-audit services, provided that such matters are subsequently reviewed with the Audit Committee at a scheduled meeting; and

  •
  to approve such other matters as delegated by the Committee as appropriate from time to time.

APPENDIX B

CHARTER FOR THE
GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
OF
SUPERGEN, INC.

(As restated and adopted by the Board of Directors on March 19, 2004)

PURPOSE:

        The purpose of the Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of SuperGen, Inc. (the "Company") is to assist the Board of Directors in meeting appropriate governance standards. To carry out this purpose, the Committee shall: (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

  •
  The Committee shall be comprised of at least two (2) members.

  •
  The members of the Committee shall meet the independence requirements of the applicable Nasdaq rules and any rule or regulation prescribed by the Securities & Exchange Commission now or in the future.

  •
  The members of the Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

        The responsibilities of the Committee include the following:

  •
  Develop and recommend to the Board the governance principles applicable to the Company.

  •
  Evaluate the performance of the Company's management. Conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

  •
  Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences, and reviewing the self-evaluation of each director.

  •
  Form and delegate authority to subcommittees when appropriate.

  •
  Evaluate the current composition, organization and governance of the Board and its committees, and determine future Board and committee requirements, and make recommendations regarding the foregoing to the Board for approval.

  •
  Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the Board slate for election.

  •
  Determine a policy regarding the acceptance and review of candidates for the Board who are recommended by stockholders of the Company.

B-1

  •
  Evaluate the performance of the Board and the CEO, and if necessary, recommend remedial action or termination (for cause or for other appropriate reasons) of membership of individual directors or of the CEO in accordance with the Board's governance principles. Determine on an annual basis desired Board and CEO qualifications, expertise and characteristics, and conduct searches for potential Board members and successor CEO candidates with corresponding attributes. Evaluate and determine proposed nominees for election to the Board at the next annual meeting of stockholders. In performing these tasks the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director and successor CEO candidates.

  •
  Coordinate and approve Board and committee meeting schedules.

  •
  Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

  •
  Annually review and evaluate its own performance.

  •
  In performing its responsibilities, the Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

MEETINGS:

        The Committee will meet from time to time, as the members of the Committee or Board determine is appropriate.

MINUTES:

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

        Consistent with the Committee's charter, the Committee shall report to the Board its examinations and recommendations with respect to corporate governance and its recommendations for director nominees for the next annual meeting of stockholders and for successor CEO candidates as is necessary.

COMPENSATION:

        Members of the Committee shall receive the fees for their service as Committee members, as may be determined by the Board. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board. Changes in such compensation will be determined by the Board in its sole discretion.

        No Members of the Committee may receive any compensation from the Company other than the fees that they receive for service as a member of the Board or any committee thereof and except as permitted by Nasdaq rules.

B-2

APPENDIX C

SUPERGEN, INC.
CODE OF ETHICS FOR
PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

Adopted March 19, 2004

I.    INTRODUCTION AND PURPOSE

        This Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") helps maintain the standards of business conduct of SuperGen, Inc. (the "Company") and ensures compliance with legal requirements, specifically Section 406 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission (the "SEC") rules promulgated thereunder.

        The purpose of the Code is to deter wrongdoing and promote ethical conduct. The matters covered in this Code are of the utmost importance to the Company, our stockholders and our business partners, and are essential to our ability to conduct our business in accordance with our stated values.

        Nothing in this Code, in any Company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

II.    APPLICATION

        The Code is applicable to the following persons (referred to collectively as "Officers"):

  •
  Our principal executive officer, unless we have both a CEO and a President, in which case it is applicable to both,

  •
  Our principal financial officer,

  •
  Our principal accounting officer or controller, and

  •
  Persons performing similar functions.

III.    ETHICAL CONDUCT

        It is the policy of the Company that each Officer:

  •
  Act honestly, ethically and with integrity.

  •
  Avoid actual or apparent conflicts of interest, and disclose promptly any actual or apparent conflict of interest to the Company's Audit Committee. Conflicts of interest include, without limitation, the following:

  •
  Engaging in any activity that interferes with such Officer's performance of his or her responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company (including accepting simultaneous employment with a Company supplier, customer, developer or competitor, or taking part in any activity that enhances or supports a competitor's position);

  •
  Serving as a director of any company that competes with the Company or failing to obtain prior Audit Committee approval for serving as a director of a Company supplier, customer, developer or other business partner;

  •
  Conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, or employing any such individual in positions that have a financial dependence or influence;

    •
    Accepting any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of fraud (except for inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided they are not excessive and do not create an appearance of impropriety); and

    •
    Exploiting for personal gain opportunities that are discovered through the use of and control over corporate property, information or position unless the opportunity is disclosed fully in writing to the Company's Board of Directors and the Board of Directors declines to pursue such opportunity.

  •
  Perform responsibilities with a view to causing disclosure in the Company's public communications, including its periodic reports filed with the SEC, to be accurate, complete, fair, relevant, objective, understandable and timely.

  •
  Comply with applicable governmental laws, rules and regulations, and acquire appropriate knowledge of such laws, rules and regulations relating to the Officer's duties sufficient to enable the Officer to recognize potential dangers and to know when to seek advice from the Company's Audit Committee.

  •
  Promote ethical behavior among subordinates and peers.

  •
  Use corporate assets and resources employed or entrusted in a responsible manner.

  •
  Report promptly any conduct that the Officer believes to be a violation of the Code to the Company's Audit Committee and cooperate in any internal or external investigations of possible violations. It is against the Company's policy to retaliate in any way against any person for good faith reporting of violations of applicable law, this Code or any other Company policy, or against any person who is assisting in any investigation or process with respect to such a violation.

        In all cases, if you are unsure about the appropriateness of an event or action, you should seek assistance in interpreting the requirements of this Code by contacting the Company's Audit Committee.

IV.    ACCOUNTABILITY

        Actual violations of this Code, including failures to report potential violations by others, can lead to disciplinary action at the Company's discretion, up to and including termination.

V.    WAIVER AND AMENDMENT

        We are committed to the continuous review and updating of our policies and procedures. Therefore, this Code is subject to modification. Any amendment or waiver of any provision of this Code must be approved in writing by the Company's Board of Directors and promptly disclosed pursuant to applicable laws and regulations.

VI.    DISCLOSURE

        We are required to disclose promptly and in accordance with applicable law any change in, or waiver of, any provision of the Code.

VII. ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

        I have received and read the Company's Code. I understand the standards and policies contained in the Code and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Code.

        If I have questions concerning the meaning or application of the Code, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult with the Company's Chief Financial Officer, knowing that my questions or reports to these sources will be maintained in confidence.

Officer Name

Signature

Date

Please sign and return this form to the Chief Financial Officer.

SUPERGEN, INC.
2004 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2004, and hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SuperGen, Inc. to be held on May 6, 2004, at 2:00 p.m. local time, at 4140 Dublin Boulevard, Dublin, California 94568, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side and, in his discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your SuperGen account online.

Access your SuperGen stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for SuperGen, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS: Nominees: 01 James S.J. Manuso, 02 Charles J. Casamento, 03 Thomas V. Girardi, 04 Walter J. Lack, 05 Joseph Rubinfeld, 06 Michael D. Young	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
Withheld for nominees listed below (Write nominee's name in space provided below):				3.
					PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 200,000 SHARES FOR A TOTAL OF 500,000 SHARES RESERVED UNDER THE PLAN.	☐	☐	☐

		Please disregard if you have previously provided your consent decision.

		By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses, and other materials and shareholder communications electronically via the internet at a web page which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.						☐

				In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting.

				THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  Signature(s)                                                                                           Dated                                         , 2004

  This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

^ FOLD AND DETACH HERE ^

        You can view the SuperGen, Inc. 2003 Annual Report, the
        12/31/03 Form 10-K, and the Proxy Statement on the
        internet at www.supergen.com/financialinfo2003

QuickLinks

SUPERGEN, INC. PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
PROCEDURAL MATTERS
CORPORATE GOVERNANCE AND OTHER MATTERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL THREE AMENDMENT TO 1998 EMPLOYEE STOCK PURCHASE PLAN
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPANY STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
INCORPORATION BY REFERENCE
APPENDIX A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SUPERGEN, INC.
APPENDIX B CHARTER FOR THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF SUPERGEN, INC.
APPENDIX C SUPERGEN, INC. CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS Adopted March 19, 2004